Exhibit 99-(b)(15): Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Separate Account EQ of ING USA Annuity and Life Insurance Company, has duly caused this Registration Statement on Form N-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford and in the State of Connecticut on the 2nd day of January, 2004.

SEPARATE ACCOUNT EQ
(Registrant)

By:	ING USA ANNUITY AND LIFE INSURANCE COMPANY
(Depositor)

By:	/s/ Keith Gubbay*
Keith Gubbay President (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints J. Neil McMurdie, Michael A. Pignatella and Kimberly J. Smith and each of them individually, such person's true and lawful attorneys and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title	Date

/s/ Keith Gubbay*	Director and President
Keith Gubbay	(principal executive officer)

/s/ Thomas J. McInerney*	Director
Thomas J. McInerney

/s/ Mark A. Tullis*	Director	January
Mark A. Tullis	2, 2004

/s/ David A. Wheat*	Director and Chief Financial Officer
David A. Wheat	(principal accounting and financial officer)

By:	/s/ J. Neil McMurdie
J. Neil McMurdie
*Attorney-in-Fact